AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1999
                                              REGISTRATION NO. 333-________
 ---------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                         THE DIALOG CORPORATION PLC
           (Exact Name of Registrant as Specified in Its Charter)


           ENGLAND AND WALES                              NONE
    (State or Other Jurisdiction of        (IRS Employer Identification No.)
    Incorporation or Organization)

                        THE COMMUNICATIONS BUILDING
                            48 LEICESTER SQUARE
                         LONDON WC2H 7DB, ENGLAND
       (Address, Including Zip Code, of Principal Executive Offices)


                       NON-QUALIFIED STOCK OPTIONS
             THE DIALOG CORPORATION PLC 1997 STOCK OPTION PLAN
       THE DIALOG CORPORATION PLC 1998 EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plans)


                           BRIAN HOLLAND, ESQ.
                            CORPORATE COUNSEL
                         THE DIALOG CORPORATION
                          11000 REGENCY PARKWAY
                       CARY, NORTH CAROLINA 27511
         (Name, Address, Including Zip Code, and Telephone Number
                          of Agent for Service)


                        COPIES OF CORRESPONDENCE TO:

                            GREGORY C. SMITH, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      525 UNIVERSITY AVENUE, SUITE 220
                        PALO ALTO, CALIFORNIA 94301


                                  CALCULATION OF REGISTRATION FEE
 ==================================================================================================
                                            Proposed Maximum      Proposed Maximum       Amount of
 Title of Securities      Amount to be       Offering Price      Aggregate Offering    Registration
 to be Registered (1)      Registered         Per Share (2)          Price (2)            Fee (2
 --------------------------------------------------------------------------------------------------
 Ordinary Shares,        18,086,000 (3)    $1.56 to $3.73          $30,120,324         $8,374
 nominal value 1p per
 share,underlying
 American Depositary
 Shares

 ----------------------
 (1) American Depositary Shares (each, an "ADS"), each representing four Ordinary Shares, nominal value 1p per share (the "Ordinary Shares"), of The Dialog Corporation plc (the "Registrant"), issuable upon deposit of the Ordinary Shares, have been registered on a separate Registration Statement on Form F-6, filed October 10, 1995 (Registration No. 33-97982).

 (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on (a) non-qualified stock options ("NQSOs") to purchase 25,000, 25,000, 26,844 and 16,928 Ordinary Shares, represented by 6,250, 6,250, 6,711 and 4,232 ADSs, respectively, having respective exercise prices of $10.63, $8.00, $14.90 and $11.81 per ADS, (b) options to purchase 30,000, 608,500, 119,000, 440,000 and 923,000
           Ordinary Shares, represented by 7,500, 152,125, 29,750, 110,000 and 230,750 ADSs, respectively, granted under the Registrant's 1997 Stock Option Plan (the "1997 Stock Option Plan"), having respective exercise prices of $11.88, $11.00, $11.81, $9.90 and $8.00 per ADS, (c) options to purchase 176,272, 32,988 and 61,620
           Ordinary Shares, represented by 44,068, 8,247 and 15,405 ADSs, respectively, granted under the Registrant's 1998 Employee Stock Purchase Plan (the "1998 Stock Purchase Plan"), having respective exercise prices of $8.65, $10.49 and $8.50 per ADS, and (d) options or other rights to purchase 15,600,848 Ordinary Shares available to be granted under the 1997 Stock Option Plan or the 1998 Employee Stock Purchase Plan or pursuant to agreements granting non-qualified stock options (the average of the high and low sale prices for an Ordinary Share as reported on the London Stock Exchange being 98.25p and the noon buying rate in New York City for cable transfers in British pounds as certified for customs purposes by the Federal Reserve Bank of New York being pound sterling 0.627983 per U.S. dollar, each on June 18, 1999).

 (3) Plus such additional number of Ordinary Shares as may be issuable pursuant to the antidilution provisions of the Nonstatutory Stock Options, the 1997 Stock Option Plan and the 1998 Stock Purchase Plan, in accordance with Rule 416(a) under the Securities Act.




                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by or on behalf of The Dialog Corporation plc (formerly M.A.I.D plc), a corporation organized under the laws of England and Wales, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) Annual Report on Form 20-F (File No. 0-26936) for the fiscal year ended December 31, 1998, filed with the Commission on June 24, 1999;

      (b) The description of the ADSs and the Ordinary Shares which is contained in the Registrant's Registration Statement (File No. 0-26936) on Form 8-A filed with the Commission on October 10, 1995, and any amendment or report filed for the purpose o updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

 ITEM 4.   DESCRIPTION OF SECURITIES.

      Not applicable.

 ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

 ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides:

      (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

      (2) Except as provided by the following subsection, any such provision is void.

      (3)  This section does not prevent a company --

           (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

           (b) from indemnifying any such officer or auditor against any liability incurred by him --

                (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

                (ii) in connection with any application under section 144(3)
                     or (4) (acquisition of shares by innocent nominee) or
                     section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

           Section 727 of the Companies Act provides:

      (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

      (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

      (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgement to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

      Article 142 of the Articles of Association of the Registrant provides that, subject to the provisions of the Companies Act but without prejudice to any indemnity to which he may otherwise be entitled, every Director, alternate Director, Secretary or other officer of the Registrant (excluding the Auditor) shall be entitled to be indemnified out of the assets of the Registrant against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation to such duties, including (without limitation) any liability incurred in defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by any court of competent jurisdiction or which are otherwise disposed of without any finding or admission of any material breach of duty on his part.

      The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

 ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

 ITEM 8.   EXHIBITS.

  Exhibit No.  Description
  -----------  ----------
      4.1 New Articles of Association of The Dialog Corporation plc (formerly M.A.I.D plc)

      4.2 Memorandum of Association of The Dialog Corporation plc (formerly M.A.I.D plc) (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File no. 33-97786) filed October 4, 1995 and incorporated herein by reference)

      4.3 Form of Deposit Agreement among The Dialog Corporation plc (formerly M.A.I.D plc), The Bank of New York, as depositary, and owners and holders from time to time of the American Depositary Receipts issued thereunder (including as an exhibit the form of American Depositary Receipt) (filed as
               Exhibit 4.1 to the Registrant's Amendment No. 2 to Registration Statement on Form F-1 (File no. 33-97786) filed November 11, 1995 and incorporated herein by reference)

      5.1 Opinion of Theodore Goddard regarding the legality of the securities being registered

     23.1      Consent of PricewaterhouseCoopers, independent accountants

     23.2      Consent of Theodore Goddard (included in Exhibit 5.1 hereto)

     24.1      Power of Attorney (included on the signature page hereto)

     99.1      The Dialog Corporation plc 1997 Stock Option Plan

     99.2      The Dialog Corporation plc 1998 Employee Stock Purchase Plan


 ITEM 9.   UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 22nd day of June, 1999.

                                   THE DIALOG CORPORATION plc


                                   By:  /s/ David G. Mattey
                                      ---------------------------------
                                      David G. Mattey
                                      Chief Financial Officer


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                             POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Daniel M. Wagner and David G. Mattey and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 /s/  Daniel M. Wagner        President and Chief Executive     June 22, 1999
 -------------------------    Officer (Principal Executive
    Daniel M. Wagner          Officer), Director


 /s/ David G. Mattey          Chief Financial Officer           June 22, 1999
 -------------------------    (Principal Financial and
    David G. Mattey           Accounting Officer), Director


 /s/ Michael S. Mander        Director                          June 22, 1999
 -------------------------
    Michael S. Mander


 /s/ Ian J. Barton            Director                          June 22, 1999
 -------------------------
    Ian J. Barton


                              Director                          June ___, 1999
 -------------------------
    Marmaduke J. Hussey


 /s/ Stephen Maller           Director                          June 22, 1999
 -------------------------
    Stephen Maller


 /s/ Jason Molle              Director                          June 22, 1999
 -------------------------
    Jason Molle


                              Director                         June ___, 1999
 -------------------------
    Ciaran G. Morton


                              Director                         June ___, 1999
 -------------------------
    Patrick Sommers


 /s/ Richard Swank            Director                         June 22, 1999
 -------------------------
    Richard Swank


 /s/ Allen L. Thomas          Deputy Chairman                  June 22, 1999
 -------------------------
    Allen L. Thomas




                               EXHIBIT INDEX

 Exhibit No.   Description
 -----------   -----------
    4.1        New Articles of Association of The Dialog Corporation plc
               (formerly M.A.I.D plc)

    4.2 Memorandum of Association of The Dialog Corporation plc (formerly named M.A.I.D plc) (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (File no. 33-97786) filed October 4, 1995 and incorporated herein by reference)

    4.3 Form of Deposit Agreement among The Dialog Corporation plc (formerly M.A.I.D plc), The Bank of New York, as depositary, and owners and holders from time to time of the American Depositary Receipts issued thereunder (including as an exhibit the form of American Depositary Receipt) (filed as
               Exhibit 4.1 to the Registrant's Amendment No. 2 t Registration Statement on Form F-1 (File no. 33-97786) filed November 11, 1995 and incorporated herein by reference)

    5.1 Opinion of Theodore Goddard regarding the legality of the securities being registered

    23.1       Consent of PricewaterhouseCoopers, independent accountants

    23.2       Consent of Theodore Goddard (included in Exhibit 5.1 hereto)

    24.1       Power of Attorney (included on the signature page hereof)

    99.1       The Dialog Corporation plc 1997 Stock Option Plan

    99.2       The Dialog Corporation plc 1998 Employee Stock Purchase Plan